As filed with the Securities and Exchange Commission on January 5, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
________________________________________
2seventy bio, Inc.
(Exact name of registrant as specified in its charter)
________________________________________

Delaware	86-3658454
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2seventy bio, Inc. 60 Binney Street Cambridge, MA (617) 675-7270 (Address of Principal Executive Offices)	02142 (Zip Code)
2021 Stock Option and Incentive Plan
2021 Employee Stock Purchase Plan
(Full title of the plan)
________________________________________
Chip Baird
Chief Operating Officer
2seventy bio, Inc.
60 Binney St.
Cambridge, MA 02142
(Name and address of agent for service)
(617) 675-7270
(Telephone number, including area code, of agent for service)
Copy to:
Michael H. Bison, Esq.
Gregg L. Katz, Esq.
Yasin E. Akbari, Esq.
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
(617) 570-1000
________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, small reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “small reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 (the “Registration Statement”) relating to the 2021 Stock Option and Incentive Plan (the “2021 Plan”) and the 2021 Employee Stock Purchase Plan (the “2021 ESPP”) of 2seventy bio, Inc. (the “Registrant”) is being filed for the purpose of registering additional securities of the same class as other securities for which a registration statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of the registration statements on Form S-8 relating to the 2021 Plan and 2021 ESPP filed by the Registrant on November 1, 2021 (File No.: 333-260669), March 25, 2022 (File No.: 333-263853 and March 17, 2023 (File No.: 333-270660), pursuant to General Instruction E.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the Exhibit Index for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on November 4, 2021).
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed on March 16, 2023).
4.3	Description of Securities (incorporated by reference to Exhibit 4.4 to the Annual Report on Form 10-K filed on March 22, 2022).
5.1*	Opinion of Goodwin Procter LLP.
23.1*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
23.2*	Consent of Ernst & Young LLP.
24.1*	Power of attorney (included on signature page).
99.1	2021 Stock Option and Incentive Plan, and forms of agreements thereunder (incorporated by reference to Exhibit 99.1 to Form S-8 filed on November 1, 2021).
99.2	2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.2 to Form S-8 filed on November 1, 2021).
107*	Filing Fee Table.
__________
*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 5 day of January, 2024.

2seventy bio, Inc.

By:	/s/ Chip Baird
Chip Baird
Chief Operating Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of 2seventy bio, Inc., hereby severally constitute and appoint Nick Leschly and Chip Baird, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 5 day of January, 2024.

Name	Title

/s/ Nick Leschly	President, Chief Executive Officer and Director
Nick Leschly	(Principal Executive Officer)

/s/ Chip Baird	Chief Operating Officer
Chip Baird	(Principal Financial Officer and Principal Accounting Officer)

/s/ Daniel S. Lynch	Director
Daniel S. Lynch

/s/ Sarah Glickman	Director
Sarah Glickman

/s/ Denice Torres	Director
Denice Torres

/s/ Marcela Maus	Director
Marcela Maus, M.D., Ph.D.

/s/ Wei Lin	Director
Wei Lin, M.D.